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                                                                      Exhibit 23
                                                                      ----------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 20, 2002 included in this Form 10-K, into previously filed Registration Statement on Form S-8, File No. 33-63671, Form S-8, File No. 333-48081, Form S-8, File No. 333-48882, Form S-3, File No.
333-23157, Form S-3, File No. 333-81913, Form S-3, File No. 333-54704, Form
S-4, File No. 333-48293, and Form S-8, File No. 333-68016.


/s/ Arthur Andersen, LLP

Vienna, Virginia
April 1, 2002